Exhibit 99.1

Moved on Business Wire
November 7, 2017

DXC Technology Delivers Strong Second Quarter Results
with Growth in Earnings per Share, Margins, and Cash Flow

•
Q2 Earnings per Share was $0.88, including the cumulative impact of certain items of $1.05 per share, reflecting restructuring costs, transaction and integration-related costs, and amortization of acquired intangible assets

•	Q2 Non-GAAP Earnings per Share was $1.93, compared with $0.76 in the prior year on a pro forma basis

•
Q2 Net Income was $265 million, including the cumulative impact of certain items of $301 million, reflecting restructuring costs, transaction and integration-related costs, and amortization of acquired intangible assets

•	Q2 EBIT of $449 million, adjusted for certain items is $876 million and Adjusted EBIT Margin on a comparable basis is 14.2%, compared with 6.0% in the prior year on a pro forma basis

•	Q2 Net Cash from Operating Activities was $1,009 million

•	Q2 Adjusted Free Cash Flow of $589 million

TYSONS, Va., November 7, 2017 - DXC Technology Company (NYSE:DXC) today reported results for the second quarter of fiscal year 2018.

“In the second quarter, DXC Technology delivered growth in earnings per share, margins and cash flow,” said Mike Lawrie, chairman, president and CEO. "We are executing on our integration plans and are on track to deliver $1 billion of year one cost savings as well as $1.5 billion of run-rate cost savings exiting fiscal 2018. We continue to strengthen our Digital offerings and capabilities through our recent acquisitions of Logicalis and Tribridge. We also launched the separation of the US Public Sector business and combination with Vencore and KeyPoint Government Solutions.”

Financial Highlights - Second Quarter Fiscal 2018

•
Diluted earnings per share was $0.88 in the second quarter, including $0.50 per share of restructuring costs, $0.15 per share of transaction and integration-related costs, and $0.39 per share of amortization of acquired intangible assets. This compares with $(0.46) in the year ago period on a pro forma combined company basis.

•
Diluted earnings per share included a cumulative benefit of $0.26 per share, of which $0.13 related to the prior interim period, from the reclassification of HPES operating leases to capitalized leases and the corresponding adjustment of the related assets to fair value.

•	Non-GAAP diluted earnings per share was $1.93, compared with $0.76 in the year ago period on a pro forma combined company basis.

•
Income before income taxes was $387 million in the second quarter, including $192 million of restructuring costs, $66 million of transaction and integration-related costs, and $169 million of amortization of acquired intangibles. This compares with $(231) million in the year ago period on a pro forma combined company basis.

•
Income before income taxes includes a cumulative benefit of $108 million from the reclassification of HPES operating leases to capitalized leases and the corresponding adjustment of the related assets to fair value.

•	Non-GAAP income before income taxes was $814 million compared with $311 million in the year ago period on a pro forma combined company basis.

•
Net income was $265 million for the second quarter, including $146 million of restructuring costs, $43 million of transaction and integration-related costs, and $112 million of amortization of acquired intangibles. This compares with $(123) million in the prior year period.

•
Adjusted EBIT was $876 million in the second quarter compared with $380 million in the prior year on a pro forma basis. Adjusted EBIT margin was 14.2% compared with 6.0% in the year ago quarter which was recast on a pro forma basis.

•	Net cash provided by operating activities was $1,009 million in the second quarter, compared with $192 million in the year ago period.

•	Adjusted free cash flow was $589 million in the second quarter.

Global Business Services (GBS)
GBS revenue was $2,311 million in the quarter as compared to $1,035 million for the comparable period of the prior fiscal year. Excluding the impact of purchase price accounting, GBS revenue decreased 4.3% year-over-year in constant currency on a pro forma combined company basis, primarily driven by the completion of two large government contracts in the UK. GBS profit margin in the quarter was 16.4%, up from 11.1% in the prior year on a pro forma basis, reflecting ongoing cost actions in the business. New business awards for GBS were $2.5 billion in the second quarter.

Global Infrastructure Services (GIS)
GIS revenue was $3,142 million in the quarter as compared to $836 million for the comparable period of the prior fiscal year. Excluding the impact of purchase price accounting, GIS revenue decreased 4.8% year-over-year in constant currency on a pro forma combined company basis. The GIS revenue reflects a continued moderation of headwinds in legacy infrastructure. GIS profit margin in the quarter was 14.9%, up from 4.7% in the prior year on a pro forma basis, reflecting ongoing cost actions in the business and the reclassification of HPES operating leases to capitalized leases and the corresponding adjustment of the related assets to fair value. New business awards for GIS were $2.8 billion in the second quarter.

United States Public Sector (USPS)
USPS revenue was $710 million in the quarter. Excluding the impact of purchase price accounting, USPS revenue grew 5.5% year-over-year on a pro forma combined company basis. USPS profit margin in the quarter was 15.4%, up from 10.1% in the prior year on a pro forma basis, reflecting ongoing cost actions in the business and the reclassification of HPES operating leases to capitalized leases and the corresponding adjustment of the related assets to fair value. New business awards for USPS were $644 million in the second quarter.

Returning Capital to Shareholders
During the second quarter, DXC Technology returned $97 million to shareholders in the form of dividends and share repurchases.

Earnings Conference Call
DXC Technology senior management will host a conference call to discuss these results today at 5 p.m. EST. The dial-in number for domestic callers is 800-289-0438. Callers who reside outside of the United States or Canada should dial +1-323-794-2423. The passcode for all participants is 1280312. Any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until November 14, 2017. Replay dial in numbers can be found at the following link. The replay passcode is also 1280312.

Non-GAAP Measures
In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP and pro forma basis, we have also disclosed in this press release preliminary non-GAAP information including: constant currency, earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted EBIT margin, non-GAAP income before income taxes, non-GAAP net income, non-GAAP EPS and adjusted free cash flow. Reconciliations of the preliminary non-GAAP measures to the respective most directly comparable measures calculated on a GAAP or pro forma basis, as well as the rationale for management’s use of non-GAAP measures, are included below.

About DXC Technology
DXC Technology is the world’s leading independent, end-to-end IT services company, helping clients harness the power of innovation to thrive on change. Created by the merger of CSC and the Enterprise Services business of Hewlett Packard Enterprise, DXC Technology serves nearly 6,000 private and public sector clients across 70 countries. The company’s technology independence, global talent and extensive partner network combine to deliver powerful next-generation IT services and solutions. DXC Technology is recognized among the best corporate citizens globally. For more information, visit DXC Technology's website at www.dxc.technology.

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended March 31, 2017 and DXC's Form 10-Q for the quarter ended June 30, 2017 filed on August 9, 2017 and any updating information in subsequent SEC filings, including DXC's upcoming Form 10-Q for the quarter ended September 30, 2017. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

# # #

Contact:
Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com

Jonathan Ford, Investor Relations, +1-703-245-9700, jonathan.ford@dxc.com

Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Six Months Ended
(in millions, except per-share amounts)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Revenues	$6,163	$1,871	$12,076	$3,801

Costs of services	4,312	1,363	9,100	2,784
Selling, general and administrative	672	293	1,082	598
Depreciation and amortization	537	167	898	333
Restructuring costs	192	25	382	82
Interest expense	78	29	154	54
Interest income	(16)	(8)	(32)	(18)
Other expense (income), net	1	3	(80)	5
Total costs and expenses	5,776	1,872	11,504	3,838

Income (loss) before income taxes	387	(1)	572	(37)
Income tax expense (benefit)	122	(22)	134	(38)
Net income	265	21	438	1
Less: net income attributable to non-controlling interest, net of tax	9	6	23	7
Net income (loss) attributable to DXC common stockholders	$256	$15	$415	$(6)

Income (loss) per common share:
Basic:	$0.90	$0.11	$1.46	$(0.04)
Diluted:	$0.88	$0.10	$1.43	$(0.04)

Cash dividend per common share	$0.18	$0.14	$0.36	$0.28

Weighted average common shares outstanding for:
Basic EPS	284.87	140.53	284.35	139.76
Diluted EPS	289.29	143.78	289.38	139.76

Selected Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	September 30, 2017	March 31, 2017
Assets
Cash and cash equivalents	$2,671	$1,263
Receivables, net	5,676	1,643
Prepaid expenses	610	223
Other current assets	483	118
Total current assets	9,440	3,247

Intangible assets, net	8,004	1,794
Goodwill	9,158	1,855
Deferred income taxes, net	386	381
Property and equipment, net	3,745	903
Other assets	2,443	483
Total Assets	$33,176	$8,663

Liabilities
Short-term debt and current maturities of long-term debt	$2,200	$738
Accounts payable	1,666	410
Accrued payroll and related costs	825	248
Accrued expenses and other current liabilities	3,235	998
Deferred revenue and advance contract payments	1,325	518
Income taxes payable	186	38
Total current liabilities	9,437	2,950

Long-term debt, net of current maturities	6,325	2,225
Non-current deferred revenue	806	286
Non-current income tax liabilities and deferred tax liabilities	2,117	423
Other long-term liabilities	1,984	613
Total Liabilities	20,669	6,497

Total Equity	12,507	2,166

Total Liabilities and Equity	$33,176	$8,663

Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Six Months Ended
(in millions)	September 30, 2017	September 30, 2016
Cash flows from operating activities:
Net income	$438	$1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	904	339
Share-based compensation	58	35
Unrealized foreign currency exchange losses	4	90
Other non-cash charges, net	15	—
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease in assets	78	64
Increase (decrease) in liabilities	46	(287)
Net cash provided by operating activities	1,543	242

Cash flows from investing activities:
Purchases of property and equipment	(123)	(143)
Payments for outsourcing contract costs	(176)	(49)
Software purchased and developed	(86)	(78)
Cash acquired through Merger	974	—
Payments for acquisitions, net of cash acquired	(152)	(434)
Proceeds from sale of assets	20	9
Other investing activities, net	(20)	(26)
Net cash provided by (used in) investing activities	437	(721)

Cash flows from financing activities:
Borrowings of commercial paper	1,182	1,163
Repayments of commercial paper	(1,067)	(1,058)
Borrowings under lines of credit	—	920
Repayment of borrowings under lines of credit	(335)	(529)
Borrowings on long-term debt, net of discount	615	107
Principal payments on long-term debt	(1,552)	(188)
Proceeds from bond issuance	647	—
Proceeds from stock options and other common stock transactions	92	42
Taxes paid related to net share settlements of share-based compensation awards	(66)	(12)
Repurchase of common stock	(66)	—
Dividend payments	(72)	(39)
Other financing activities, net	1	(30)
Net cash (used in) provided by financing activities	(621)	376
Effect of exchange rate changes on cash and cash equivalents	49	(21)
Net increase (decrease) in cash and cash equivalents	1,408	(124)
Cash and cash equivalents at beginning of year	1,263	1,178
Cash and cash equivalents at end of period	$2,671	$1,054

Pro Forma Combined Company Financial Information

In an effort to provide investors with additional information, we are disclosing certain unaudited pro forma combined company financial information of DXC for the three and six months ended September 30, 2017 ("pro forma combined company" information) as supplemental information herein. The following discussion includes comparisons of our unaudited results of operations for the three and six months of fiscal 2018 to our pro forma combined company results. The pro forma combined company results are based on the historical quarterly statements of operations of each of CSC and the Enterprise Services Business of Hewlett Packard Enterprise Company (“HPES"), giving effect to the merger as if it had been consummated on April 2, 2016. CSC reported its results based on a fiscal year convention that comprised four thirteen-week quarters, while HPES reported its results on a fiscal year basis ended October 31. As a consequence of CSC and HPES having different fiscal year-end dates, the pro forma combined company results include the historical unaudited condensed combined statements of operations of CSC for the three and six months ended September 30, 2016 and of HPES for the three and six months ended July 31, 2016.

The historical financial information of HPES was “carved-out” from the combined statement of operations of HPE and reflects assumptions and allocations made by HPE and only includes revenue and costs directly attributable to HPES and an allocation of expenses related to certain HPE corporate functions and does not necessarily include all expenses that would have been incurred by HPES had it been a separate, stand-alone entity and therefore, does not necessarily reflect what HPES’ results of operations would have been had HPES operated as a stand-alone company during the period presented. Actual costs that may have been incurred if HPES had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, functions outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.

The pro forma combined company results have been prepared using the acquisition method of accounting with CSC considered the accounting acquirer of HPES. These pro forma combined company results include historical results, reflecting preliminary purchase accounting adjustments and aligning our accounting policies for consolidated results and reportable segments. These adjustments give effect to pro forma events that were (i) directly attributable to the merger of CSC and HPES, (ii) factually supportable, and (iii) expected to have a continuing impact on the consolidated results of operations of DXC. The pro forma combined company results do not reflect the costs of integration activities or benefits that may result from realization of synergies. No assurances of the timing or the amount of cost synergies, or the costs necessary to achieve those cost synergies, can be provided.

The adjustments to historical results included were based upon currently available information and assumptions that management of DXC believes to be reasonable. The pro forma combined company results are provided for illustrative and informational purposes only and are not intended to represent or be indicative of what DXC's results of operations would have been had the merger occurred on April 2, 2016, and should not be taken as being indicative of DXC’s future consolidated financial results. The pro forma combined company results should be read in conjunction with Exhibit 99.2 of the previously filed to Form 8-K/A that was filed on June 14, 2017, including the accompanying notes.

Segment Results

The following tables summarize segment revenue for the three and six months ended September 30, 2017 as compared to the three and six months ended September 30, 2016:

Segment Revenue
	GAAP Basis			Pro Forma Combined Company Basis
(in millions)	Three Months Ended September 30, 2017	Historical CSC for the Three Months Ended September 30, 2016	% Change (NC)	Three Months Ended September 30, 2016	% Change	% Adjusted Change in Constant Currency(1)
Global Business Services	$2,311	$1,035	—	$2,392	(3.4)%	(4.3)%
Global Infrastructure Services	3,142	836	—	3,289	(4.5)%	(4.8)%
United States Public Sector	710	—	—	674	5.3%	5.5%
Total Revenues	$6,163	$1,871	—	$6,355	(3.0)%	(3.5)%

(1) Adjusted for the impact of purchase price accounting (PPA) of $5 million in Global Business Services, $15 million in Global Infrastructure Services, and $1 million in United States Public Sector.
(NC) Not comparable

Segment Revenue
	GAAP Basis			Pro Forma Combined Company Basis
(in millions)	Six Months Ended September 30, 2017	Historical CSC for the Six Months Ended September 30, 2016	% Change (NC)	Six Months Ended September 30, 2016	% Change	% Adjusted Change in Constant Currency(1)
Global Business Services	$4,578	$2,084	—	$4,813	(4.9)%	(4.0)%
Global Infrastructure Services	6,111	1,717	—	6,579	(7.1)%	(4.7)%
United States Public Sector	1,387	—	—	1,381	0.4%	0.9%
Total Revenues	$12,076	$3,801	—	$12,773	(5.5)%	(3.9)%

(1) Adjusted for the impact of purchase price accounting (PPA) of $26 million in Global Business Services, $108 million in Global Infrastructure Services, and $6 million in United States Public Sector.
(NC) Not comparable

We define segment profit as segment revenues less cost of services, segment selling, general and administrative, and depreciation and amortization (excluding amortization of acquired intangible assets). We do not allocate to our segments certain operating expenses managed at the corporate level. These unallocated costs include certain corporate function costs, stock-based compensation expense, pension and OPEB actuarial and settlement gains and losses, restructuring costs, transaction and integration-related costs and amortization of acquired intangible assets. The following table presents our segment profit and segment profit margins:

Segment Profit
	Three Months Ended
(in millions)	September 30, 2017	Historical CSC September 30, 2016	Pro Forma Combined Company September 30, 2016
Profit
GBS profit	$380	$105	$265
GIS profit	469	66	156
USPS profit	109	—	68
All other profit (loss)	(82)	(51)	(160)
Interest Income	16	8	20
Interest expense	(78)	(29)	(89)
Restructuring costs	(192)	(25)	(301)
Transaction and integration-related costs	(66)	(53)	(70)
Amortization of acquired intangible assets	(169)	(22)	(120)
Income (loss) before income taxes	$387	$(1)	$(231)

Segment profit margins
GBS	16.4%	10.1%	11.1%
GIS	14.9%	7.9%	4.7%
USPS	15.4%	—%	10.1%

Segment Profit
	Six Months Ended
(in millions)	September 30, 2017	Historical CSC September 30, 2016	Pro Forma Combined Company September 30, 2016
Profit
GBS profit	$662	$215	$551
GIS profit	759	117	223
USPS profit	186	—	149
All other profit (loss)	(52)	(106)	(321)
Interest Income	32	18	41
Interest expense	(154)	(54)	(177)
Restructuring costs	(382)	(82)	(432)
Transaction and integration-related costs	(190)	(109)	(156)
Amortization of acquired intangible assets	(289)	(36)	(233)
Pension and OPEB actuarial and settlement losses	—	—	(198)
Income (loss) before income taxes	$572	$(37)	$(553)

Segment profit margins
GBS	14.5%	10.3%	11.4%
GIS	12.4%	6.8%	3.4%
USPS	13.4%	—%	10.8%

Non-GAAP Financial Measures

We present non-GAAP financial measures of performance which are derived from the unaudited condensed consolidated statements of operations and unaudited pro forma combined company statement of operations of DXC. These non-GAAP financial measures include earnings before interest and taxes (“EBIT”), adjusted EBIT, adjusted EBIT margin, non-GAAP income before income taxes, non-GAAP net income, non-GAAP EPS and adjusted free cash flow.

We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes these non-GAAP measures provide investors supplemental information about the financial performance of DXC exclusive of the impacts of corporate wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary, including our guidance around non-GAAP EPS.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP or on a pro forma combined company basis. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Reconciliation of Non-GAAP Financial Measures

DXC's non-GAAP adjustments to its performance measures include:

•	Restructuring costs - reflects restructuring costs, net of reversals, related to workforce optimization and real estate charges.

•	Transaction and integration-related costs - reflects costs related to integration planning, financing, and advisory fees associated with the merger and other acquisitions.

•	Amortization of acquired intangible assets - reflects amortization of intangible assets acquired through business combinations.

•	Pension and OPEB actuarial and settlement losses - reflects pension and OPEB actuarial and settlement gains and losses from mark-to-market accounting.

•	Certain overhead costs - reflects certain fiscal 2017 HPE costs allocated to HPES that are expected to be largely eliminated on a prospective basis.

•
Tax adjustment - reflects the application of an approximate 27.5% pro forma combined company tax rate for fiscal 2017 periods, which is the midpoint of prospective targeted effective tax rate range of 25% to 30% and effectively excludes the impact of discrete tax adjustments for those periods.

EBIT and Adjusted EBIT

A reconciliation of net income (loss) to adjusted EBIT is as follows:

	Three Months ended		Six Months Ended
(in millions)	September 30, 2017	Pro Forma Combined Company September 30, 2016	September 30, 2017	Pro Forma Combined Company September 30, 2016
Net income (loss)	$265	$(123)	$438	$(404)
Income tax expense (benefit)	122	(108)	134	(149)
Interest income	(16)	(20)	(32)	(41)
Interest expense	78	89	154	177
EBIT	449	(162)	694	(417)
Restructuring costs	192	301	382	432
Transaction and integration-related costs	66	70	190	156
Amortization of acquired intangible assets	169	120	289	233
Pension and OPEB actuarial and settlement losses	—	—	—	198
Certain overhead costs	—	51	—	88
Adjusted EBIT	$876	$380	$1,555	$690

Adjusted EBIT margin	14.2%	6.0%	12.9%	5.4%
EBIT margin	7.3%	(2.5)%	5.7%	(3.3)%

Adjusted Free Cash Flow

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

(in millions)	Three Months Ended September 30, 2017	Six Months Ended September 30, 2017
Net cash provided by operating activities	$1,009	$1,543
Net cash used in investing activities	(422)	437
Acquisitions, net of cash acquired	152	(822)
Payments on capital leases and other long-term asset financings	(318)	(443)
Payments on transaction and integration-related costs	63	143
Payments on restructuring costs	162	393
Sale of accounts receivables, net DPP	30	20
Sale of USPS accounts receivables	(87)	(87)
Adjusted free cash flow	$589	$1,184

Non-GAAP Performance Measures

A reconciliation of non-GAAP performance measures to the respective most directly comparable financial measure calculated and presented in accordance with GAAP or on a proforma basis is as follows:

	Three Months Ended September 30, 2017
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction and Integration-related Costs	Amortization of Acquired Intangible Assets	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$4,312	$—	$—	$—	$4,312
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	672	—	(66)	—	606
Income before income taxes	387	192	66	169	814
Income tax expense	122	46	23	57	248
Net income	$265	$146	$43	$112	$566
Less: net income attributable to noncontrolling interest, net of tax	9	—	—	—	9
Net income attributable to DXC common stockholders	$256	$146	$43	$112	$557

Effective tax rate	31.5%				30.5%

Basic EPS	$0.90	$0.51	$0.15	$0.39	$1.96
Diluted EPS	$0.88	$0.50	$0.15	$0.39	$1.93

Weighted average common shares outstanding for:
Basic EPS	284.87	284.87	284.87	284.87	284.87
Diluted EPS	289.29	289.29	289.29	289.29	289.29

	Six Months Ended September 30, 2017
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction and Integration-related Costs	Amortization of Acquired Intangible Assets	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$9,100	$—	$—	$—	$9,100
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	1,082	—	(190)	—	892
Income before income taxes	572	382	190	289	1,433
Income tax expense	134	91	64	103	392
Net income	$438	$291	$126	$186	$1,041
Less: net income attributable to noncontrolling interest, net of tax	23	—	—	—	23
Net income attributable to DXC common stockholders	$415	$291	$126	$186	$1,018

Effective tax rate	23.4%				27.4%

Basic EPS	$1.46	$1.02	$0.44	$0.65	$3.58
Diluted EPS	$1.43	$1.01	$0.44	$0.64	$3.52

Weighted average common shares outstanding for:
Basic EPS	284.35	284.35	284.35	284.35	284.35
Diluted EPS	289.38	289.38	289.38	289.38	289.38

	Pro Forma Combined Company Three Months Ended September 30, 2016
(in millions, except per-share amounts)	Pro Forma Combined Company	Restructuring Costs	Transaction and Integration-related Costs	Amortization of Acquired Intangibles	Certain Overhead Costs	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$5,008	$—	$—	$—	$—	$—	$5,008
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	660	—	(70)	—	(51)	—	539
(Loss) income before income taxes	(231)	301	70	120	51	—	311
Income tax (benefit) expense	(108)	—	—	—	—	194	86
Net (loss) income	$(123)	$301	$70	$120	$51	$(194)	$225
Less: net income attributable to noncontrolling interest, net of tax	7	—	—		—	—	7
Net (loss) income attributable to DXC common stockholders	$(130)	$301	$70	$120	$51	$(194)	$218

Effective Tax Rate	46.8%						27.7%

Basic EPS	$(0.46)	$1.06	$0.25	$0.42	$0.18	$(0.69)	$0.77
Diluted EPS	$(0.46)	$1.05	$0.24	$0.42	$0.18	$(0.68)	$0.76

Weighted average common shares outstanding for:
Basic EPS	283.16	283.16	283.16	283.16	283.16	283.16	283.16
Diluted EPS	283.16	286.41	286.41	286.41	286.41	286.41	286.41

	Pro Forma Combined Company Six Months Ended September 30, 2016
(in millions, except per-share amounts)	Pro Forma Combined Company	Restructuring Costs	Transaction and Integration-related Costs	Amortization of Acquired Intangibles	Pension and OPEB Actuarial and Settlement Losses	Certain Overhead Costs	Tax Adjustment	Pro Forma Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$10,278	$—	$—	$—	$(150)	$—	$—	$10,128
Selling, general, and administrative (excludes depreciation and amortization and restructuring costs)	1,370	—	(156)	—	(48)	(88)	—	$1,078
(Loss) income, before income taxes	(553)	432	156	233	198	88	—	554
Income tax (benefit) expense	(149)	—	—	—	—	—	302	153
Net (loss) income	(404)	432	156	233	198	88	(302)	401
Less: net income attributable to non-controlling interest, net of tax	9	—	—		—	—	—	9
Net (loss) income attributable to DXC common stockholders	$(413)	$432	$156	$233	$198	$88	$(302)	$392

Effective Tax Rate	26.9%							27.6%

Basic EPS	$(1.46)	$1.53	$0.55	$0.82	$0.70	$0.31	$(1.07)	$1.38
Diluted EPS	$(1.46)	$1.51	$0.54	$0.81	$0.69	$0.31	$(1.05)	$1.37

Weighted average common shares outstanding for:
Basic EPS	283.16	283.16	283.16	283.16	283.16	283.16	283.16	283.16
Diluted EPS	283.16	286.54	286.54	286.54	286.54	286.54	286.54	286.54